SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 11, 2014
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RESEARCH FRONTIERS INCORPORATED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	1-9399	11-2103466
(STATE OR OTHER JURISDICTION	(COMMISSION FILE NUMBER)	(IRS EMPLOYER
OF INCORPORATION)		IDENTIFICATION NO.)

240 CROSSWAYS PARK DRIVE
WOODBURY, NEW YORK 11797-2033
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 364-1902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On February 11, 2014, Mercedes-Benz introduced the production version of their new S-Class Coupe which will be available in showrooms during the second half of 2014. The S-Class Coupe, as well as other variants of the S-Class, offer as an option the popular MAGIC SKY CONTROL panoramic roof using patented SPD-SmartGlass technology from Research Frontiers.

As described in Daimler's press release yesterday:

The S-Class Coupé features a panoramic roof extending over two-thirds of the entire vehicle roof; with a surface area of around 1.32 m2, it appears almost 150 percent larger than on the predecessor model. MAGIC SKY CONTROL makes it possible to switch the transparency of the roof at the push of a button, from light to dark. When light, the roof is almost completely transparent and allows an open-air experience, even in the coldest weather. When dark, light transmission i.e. the proportion of outside light that is allowed through into the interior, is reduced to less than 1% and thus effectively diminishes heating up of the vehicle.

Joseph M. Harary, President and CEO of Research Frontiers commented: “The new S-Class Coupe is a beautiful car that combines aesthetic and sporty luxury with the latest in technology. The single piece of SPD-SmartGlass that makes up the impressive MAGIC SKY CONTROL panoramic roof is the largest piece of smart glass to be put into serial production to date in the automotive industry. It is three times larger than the MAGIC SKY CONTROL roofs that are currently offered on the Mercedes-Benz SLK and SL roadsters. This milestone continues the growth in the use of SPD-SmartGlass in the automotive, aircraft, yachting, architectural and museum industries, which has made SPD-SmartGlass the best selling and most widely available smart window in the world.”

The MAGIC SKY CONTROL feature uses patented SPD-SmartGlass technology developed by Research Frontiers to turn the roof transparent by electrically aligning tiny particles in a thin film within the glass. With the touch of a button, drivers and passengers can instantly change the tint of their roof to help keep out harsh sunlight and heat, and create an open-air feeling even when the sunroof is closed. Glass or plastic using Research Frontiers’ patented SPD-SmartGlass technology effectively blocks UV and infrared rays in either mode, helping keep the cabin cooler, and protecting passengers and interiors. These benefits become even more important when a car uses large surface areas of glass, such as the panoramic roofs on the new S-Class, especially in warm climates.

SPD-Smart technology has proven itself in many aspects, from durability and performance, to sales. MAGIC SKY CONTROL is now in use on thousands of SL’s and SLK’s around the world. Before putting cars into serial production, Mercedes-Benz put the MAGIC SKY CONTROL roof using SPD-SmartGlass technology through rigorous durability and performance testing in some of the most extreme conditions on Earth. This included testing in the arctic cold of Scandinavia (with temperatures below -22ºF/-30ºC) and the blistering desert heat of Death Valley, California (with temperatures exceeding 122ºF/50ºC). The MAGIC SKY CONTROL feature using patented SPD-Smart light-control technology allows drivers many benefits including the ability to create the open-air feeling of a roadster. It also blocks over 99% of harmful UV radiation and substantially reduces heat inside the vehicle. Test data published by Mercedes-Benz shows the ability of the roof to reduce sun exposure to 1/20th of direct exposure levels (from over 1,000 watts/square meter to less than 50 watts/square meter). When compared to conventional automotive glass, Mercedes-Benz reported that the use of SPD-SmartGlass significantly reduces the temperature inside the vehicle by up to 18ºF/10ºC. This increases passenger comfort and reduces air conditioning loads, thereby saving fuel and reducing CO2 emissions.

Historically, since its debut over 40 years ago, the S-Class represents the premier platform to introduce new technologies to the customer, which in many cases expand to the other model lines within the Mercedes-Benz brand. You can see the new S-Class Coupe and other Mercedes-Benz vehicles at the upcoming Geneva International Motor Show (March 6-16, 2014) and read more about the new S-Class Coupe (the successor to the Mercedes-Benz CL) in Daimler's press release.

Details are noted in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. This press release is also available on the Company's website at www.SmartGlass.com and at various other places on the internet.

This report and the press releases referred to herein may include statements that may constitute "forward-looking" statements as referenced in the Private Securities Litigation Reform Act of 1995. Those statements usually contain words such as "believe", "estimate", "project", "intend", "expect", or similar expressions. Any forward-looking statements are made by the Company in good faith, pursuant to the safe-harbor provisions of the Act. These forward-looking statements reflect management's current views and projections regarding economic conditions, industry environments and Company performance. Factors, which could significantly change results, include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company's financial condition and several business factors. Additional information regarding these and other factors may be included in the Company's quarterly 10-Q and 10K filings and other public documents, copies of which are available from the Company on request. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this report.

The information in this Form 8-K or the press release reproduced herein shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1       Research Frontiers Press Release dated February 11, 2014.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH FRONTIERS INCORPORATED

/s/ Seth L. Van Voorhees
By:	Seth L. Van Voorhees
Title:	CFO and VP, Business Development

Dated: February 12, 2014